3Q 2023 Strategic & Financial Highlights Brian X. Tierney, President & CEO K. Jon Taylor, SVP & CFO

Forward-Looking Statements 2 Forward-Looking Statements: This presentation includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the potential liabilities, increased costs and unanticipated developments resulting from government investigations and agreements, including those associated with compliance with or failure to comply with the Deferred Prosecution Agreement entered into July 21, 2021 with the U.S. Attorney’s Office for the Southern District of Ohio; the risks and uncertainties associated with government investigations and audits regarding Ohio House Bill 6, as passed by Ohio’s 133rd General Assembly (“HB 6”) and related matters, including potential adverse impacts on federal or state regulatory matters, including, but not limited to, matters relating to rates; the risks and uncertainties associated with litigation, arbitration, mediation, and similar proceedings, particularly regarding HB 6 related matters, including risks associated with obtaining dismissal of the derivative shareholder lawsuits; changes in national and regional economic conditions, including recession, rising interest rates, inflationary pressure, supply chain disruptions, higher energy costs, and workforce impacts, affecting us and/or our customers and those vendors with which we do business; weather conditions, such as temperature variations and severe weather conditions, or other natural disasters affecting future operating results and associated regulatory actions or outcomes in response to such conditions; legislative and regulatory developments, including, but not limited to, matters related to rates, compliance and enforcement activity, cybersecurity, and climate change; the risks associated with cyber-attacks and other disruptions to our, or our vendors’, information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to meet our goals relating to employee, environmental, social and corporate governance opportunities, improvements, and efficiencies, including our greenhouse gas (“GHG”) reduction goals; the ability to accomplish or realize anticipated benefits from our FE Forward initiative and our other strategic and financial goals, including, but not limited to, overcoming current uncertainties and challenges associated with the ongoing government investigations, executing our transmission and distribution investment plans, executing on our rate filing strategy, controlling costs, improving our credit metrics, growing earnings, strengthening our balance sheet, and satisfying the conditions necessary to close the sale of additional membership interests of FirstEnergy Transmission, LLC; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts may negatively impact our forecasted growth rate, results of operations, and may also cause us to make contributions to our pension sooner or in amounts that are larger than currently anticipated; mitigating exposure for remedial activities associated with retired and formerly owned electric generation assets; changes to environmental laws and regulations, including but not limited to those related to climate change; changes in customers’ demand for power, including but not limited to, economic conditions, the impact of climate change or energy efficiency and peak demand reduction mandates; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions; future actions taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; changes in assumptions regarding factors such as economic conditions within our territories, the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; the potential of non-compliance with debt covenants in our credit facilities; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; human capital management challenges, including among other things, attracting and retaining appropriately trained and qualified employees and labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, including, but not limited to, the Inflation Reduction Act of 2022, or adverse tax audit results or rulings; and the risks and other factors discussed from time to time in our Securities and Exchange Commission (“SEC”) filings. Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy Corp.’s filings with the SEC, including, but not limited to, the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy Corp. expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise. Forward-looking and other statements in this Quarterly Report on Form 10-Q regarding our Climate Strategy, including our GHG emission reduction goals, are not an indication that these statements are necessarily material to investors or required to be disclosed in our filings with the SEC. In addition, historical, current and forward-looking statements regarding climate matters, including GHG emissions, may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve and assumptions that are subject to change in the future. Strategic & Financial Highlights - Published October 26, 2023

Non-GAAP Financial Matters 3 This presentation contains references to non-GAAP financial measures including, among others, Operating earnings (loss) and Operating earnings (loss) per share (“EPS”), including by segment, and the impact of special items on the following measures, Total revenues, Total operating expenses, Total other expense, and Earnings (loss) attributable to FirstEnergy Corp. from continuing operations. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Certain financial measures, including Operating earnings (loss), Operating earnings (loss) per share (“EPS”), including by segment, are not calculated in accordance with GAAP to the extent they exclude the impact of “special items.” Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the Company’s ongoing core activities and results of operations or otherwise warrant separate classification. Operating earnings (loss), Operating EPS, including by segment, also exclude the impact of Discontinued Operations. Special items are not necessarily non-recurring. Management cannot estimate on a forward-looking basis the impact of these items in the context of long-term annual operating EPS growth rate projections because these items, which could be significant, are difficult to predict and may be highly variable. Consequently, the Company is unable to reconcile operating earnings guidance and long-term annual operating EPS growth projections to a GAAP measure without unreasonable effort. Operating EPS is calculated by dividing Operating earnings (loss), which excludes special items as discussed above, for the periods presented by the weighted average number of common shares outstanding, which is 571 million shares for the third quarter, first nine months, and full year 2022, 573 million shares for the third quarter, first nine months of 2023, and full year 2023, and 574 million shares for the fourth quarter of 2023. Intercompany money pool interest expense/income between Regulated Transmission and Corporate/Other associated with the proceeds from the FET 19.9% minority interest transaction received on May 31, 2022, has been eliminated for segment reporting purposes which is consistent with the methodology used in the fourth quarter and full year 2022 reporting. Management uses non-GAAP financial measures such as Operating earnings (loss) and Operating EPS, including by segment, to evaluate the Company’s and its segments’ performance and manage its operations and frequently references these non-GAAP financial measures in its decision- making, using them to facilitate historical and ongoing performance comparisons. Management believes that the non-GAAP financial measures of Operating earnings (loss) and Operating EPS, including by segment, provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the Company against its peer group by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or across the Company’s peer group. All of these non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. Pursuant to the requirements of Regulation G, FE has provided, where possible without unreasonable effort, quantitative reconciliations within this presentation of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Strategic & Financial Highlights - Published October 26, 2023

Focus of Today’s Call ■ Strengthened balance sheet, strong financial discipline, and continuous improvement to ensure a bright future ■ Strong financial flexibility in current interest rate environment ■ Organizing company to facilitate greater execution at the business unit level ■ Reaffirming targeted long-term annual Operating EPS growth rate of 6-8%(1) 4 Strategic & Financial Highlights - Published October 26, 2023 ■ Strong financial results despite continued mild temperatures and pension headwind ■ Narrowed 2023 Operating Earnings Guidance of $2.49-$2.59/sh(1) ■ Active regulatory calendar remains on track Brian X. Tierney – President and Chief Executive Officer K. Jon Taylor – Senior Vice President, Chief Financial Officer (1) The amount and timing of items impacting comparability makes a detailed reconciliation of forward-looking non-GAAP financial measures impracticable. Please see slide 3 for more information.

Strategic & Financial Highlights - Published October 26, 20235 $0.74 $0.88 $0.58 $0.79 GAAP EPS Operating EPS Third Quarter $1.66 $1.94 $1.42 $1.91 GAAP EPS Operating EPS YTD September 2023 2022 Financial Overview Key Highlights 2023 vs 2022 Results Narrowing 2023 Operating Earnings Guidance to $2.49-$2.59/sh Delivered 3Q23 Operating earnings at upper end of 3Q guidance range 2023 Operating Earnings Guidance Providing 4Q23 Earnings Guidance of $0.55-$0.65/sh Strong financial flexibility in current interest rate environment Increasing 2023 investment plan to $3.7B (from $3.4B) 2023-2025 base investment plan of ~$12B ) Supports 7% rate base growth in 2024 and 2025 (1) GAAP Earnings per Share from Continuing Operations (1) (1)

Our Bright Future 6 Strategic & Financial Highlights - Published October 26, 2023 Key Developments Dividend Increase Organizational Enhancements Continued progress to shift decision-making and accountability closer to where the work is being done to serve customers • On track to fill executive positions to allow greater execution at the utility level • Expect to announce a President, FirstEnergy Utilities and a Chief Operating Officer soon We’re poised to capitalize on these opportunities to continue to grow the company, positively impact the communities we serve, improve the customer experience, and create a strong investment opportunity for investors In September, our Board declared a quarterly dividend of $0.41/sh, payable December 1st, representing a 5% increase Our active regulatory calendar supports our investment plan to improve reliability, resiliency, and the customer experience • Maryland PSC approved a distribution base rate case increase (10/18/23) • West Virginia PSC approved the construction of 30 MW of utility-scale solar • Continued progress in various other proceedings (see slide 10 for details) • Received ALJ recommendation for Pennsylvania PUC to approve PA Legal Entity Consolidation settlement agreement (10/19/23) Regulatory Milestones

Delivering **Financial Results**

3Q 2023 Earnings Summary

3Q23 GAAP Earnings from Continuing Operations

$0.74 per share (vs. $0.58 per share in 3Q22)

- 3Q 2023 results include ($0.14) of special items, including Enhanced employee retirement and other related costs ($0.07), Exit of generation ($0.01), FE Forward cost to achieve ($0.01) Investigation and other related costs (0.03), and Regulatory charges ($0.02)

3Q23 Operating Earnings

$0.88 per share (vs. $0.79 per share in 3Q22)

- 3Q 2023 results near the high end of the 3Q guidance range of $0.80-$0.90/sh
- Includes ($0.06) per share of lower earnings associated with weather-related distribution sales (-$0.02 vs normal)



Quarter-over-Quarter Operating EPS Summary
$0.79
RD: $0.62
RT: $0.20
Corp: ($0.03)
3Q22 Operating EPS
$0.06
RD: +$0.04
RT: +$0.02
Rates & Investments
$0.08
RD: +$0.07
Corp: +$0.01
Lower labor & benefits, vegetation mgmt, partially offset by higher non-deferred storms
O&M
($0.05)
RD: -$0.04
Corp: -$0.01
Financing Plan
($0.06)
RD Only
Pension/ OPEB
($0.04)
RD Only:
Weather:-$0.06
Weather-adj. load: +$0.02
Customer Demand
$0.15
Corp: Discrete income tax benefits, primarily from the expected use of state NOLs
Income Taxes
($0.05)
Other:
RD: -$0.01
Corp: -$0.02
Signal Peak: Lower EPS contribution
($0.06 3Q23 vs. $0.08 3Q22)
Other
$0.88
RD: $0.58
RT: $0.22
Corp: $0.08
3Q23 Operating EPS

Note: Reconciliations between GAAP Earnings from Continuing Operations and Operating (non-GAAP) earnings and detailed information is available in the Earnings Supplement section of the Strategic & Financial Highlights

Our focus on efficient operations and financial discipline allowed us to deliver operating results near the high end of the 3Q guidance range

7

Strategic & Financial Highlights - Published October 26, 2023

FirstEnergy

Delivering **Financial Results**

YTD September 2023 Earnings Summary

YTD GAAP Earnings from Continuing Operations

$1.66 per share (vs. $1.42 per share in YTD 22)

- YTD 2023 results include ($0.28) of special items, including Debt-related costs ($0.05), Enhanced employee retirement and other related costs ($0.10), Exit of generation ($0.02), FE Forward cost to achieve ($0.07), Investigation and other related costs ($0.07), Regulatory charges ($0.03), and Mark-to-market adjustments-Pension/OPEB actuarial assumptions +$0.06

YTD Operating Earnings

$1.94 per share (vs. $1.91 per share in YTD 22)

- Operating results reflect continued focus on efficient operations and financial discipline
- Includes ($0.24) per share of lower earnings associated with weather-related distribution sales (-$0.18 vs normal)



Year-over-Year Operating EPS Summary
$1.91
RD: $1.46
RT: $0.63
Corp: ($0.18)
$0.15
RD: +$0.07
RT: +$0.08
$0.21
RD: +$0.18
Corp: +$0.03
Lower labor & benefits, vegetation mgmt, bad debt, and planned generation outage spend
($0.09)
RD: -$0.08
RT: -$0.05
Corp: +$0.04
($0.22)
RD: -$0.19
Corp: -$0.03
($0.17)
RD Only
Weather: -$0.24
Weather-adj. load: +$0.04
Rate Adj.:+$0.03
$0.11
Corp: Discrete income tax benefits, primarily from the use of state NOLs
$0.04
Other:
RD: +$0.01
Corp: +$0.03
$1.94
RD: $1.28
RT: $0.66
Corp: $0.00
YTD22 Operating EPS
Rates & Investments
O&M
Financing Plan
Pension/ OPEB
Customer Demand
Income Taxes
Other
YTD23 Operating EPS

Note: Reconciliations between GAAP Earnings from Continuing Operations and Operating (non-GAAP) earnings and detailed information is available in the Earnings Supplement section of the Strategic & Financial Highlights

By focusing on what we can control, YTD results reflect strong financial discipline with operating expenses ~13% below 2022 levels and Transmission capital deployment ~50% above last year

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Strategic & Financial Highlights - Published October 26, 2023

FirstEnergy

Focused on **Financial Commitments**

- Narrowing 2023 Operating Earnings Guidance of $2.49-$2.59/sh



$2.41
($0.38)
($0.24)
($0.06)
Increased 2023 investment plan by ~9% to ~$3.7B (from $3.4B)
$0.20
$0.11
$0.08
+$0.09 Pension
+$0.04 ST Debt
+$0.01 LT Debt
-$0.06 Cost of Proceeds
$0.31
Expect base O&M to be ~15% below 2022A and ~4% below plan
$0.11
$2.54
Segment Ranges
RD $1.62 - $1.66
RT $0.87 - $0.89
Corp $0.00 - $0.04
FE $2.49 - $2.59
2022 Actual Operating EPS
Pension/ OPEB
Weather (Y-o-Y)
Financing Costs
Rates & Investments
Weather-adj. Load
Convertible Debt (Net of Proceeds)
Cost Control
Income Taxes & Other
2023 Guidance Midpoint

Strong capital deployment, laser focus on operating expenses, and accretive deployment of strategic, low-cost convertible debt financing offset unprecedented headwinds from pension and weather-related sales

- Financing plan is uniquely positioned in current interest rate environment, given expectation to receive the full $3.5B in proceeds in 2024 from the FET sale and light debt maturity schedule through 2025
  - Planned use of FET proceeds include paying down high-cost revolver borrowings, reducing HoldCo debt, retiring certain utility debt, and/or deferring other utility debt issuances
  - Total debt financing plan is minimal, excluding standalone transmission companies, with total debt issuances of ~$2.1B*
    - Earnings sensitivity to increasing interest rates is minimal

Earnings sensitivity of 100 bps increase in interest rates is minimal	
2024	2025
~($0.01)/sh	~($0.02)/sh

*Total expected 2024-2025 debt financing plan is $3.4B, of which $1.3B at RT's formula rate transmission companies (no earnings impact due to formula rates)

9 Strategic & Financial Highlights - Published October 26, 2023 FirstEnergy

Executing on Our **Regulatory Strategy**

NJ (Filed 3/16)
Engaged in settlement discussions

MD (Filed 3/22)
Revenue increase of $28M; new rates effective 10/19/2023

WV (Filed 5/31)
Hearings to begin 1/24/24; new rates expected in March 2024

OH (May)

PA (1Q24)



2023
Base Rate Case Filings
J
F
M
A
M
J
J
A
S
O
N
D
Additional Filings
2024
Base Rate Case Filings
J
F
M
A
M
J
J
A

PA / VA / FERC: FET 30% Interest Sale
Received approvals: VA 6/20/23, FERC 8/14/23

OH: ESP V filed on 4/5
Hearings to begin 11/7/23

MD: EDIS (Phase II) with base rate case filed on 3/22
Denied by PSC in base rate case order

PA: PA Consolidation filed on 3/6
Received FERC approval 8/23/23; Received ALJ recommendation for PAPUC to approve settlement agreement (10/19/23)

OH: Grid Mod II
Hearings to begin 12/11/23

PA: Plan to file LTIIP in summer 2024

NJ: Plan to file IIP 4Q23
Plan to file Energy Efficiency Triennial Plan by 12/1/23

See 2023 Regulatory Calendar on slide 24 for additional regulatory details
See the Regulatory Corner section of our IR website

10 Strategic & Financial Highlights - Published October 26, 2023

FirstEnergy

Earnings Supplement to the Financial Community Strategic & Financial Highlights - Published October 26, 2023 12. 3Q Earnings Summary and Reconciliation 13. 3Q Earnings Drivers by Segment 14. YTD Earnings Summary and Reconciliation 15. YTD Earnings Drivers by Segment 16. Special Items Descriptions 17. 3Q 2023 Earnings Results 18. 3Q 2022 Earnings Results 19. Quarter-over-Quarter Earnings Comparison 20. YTD 2023 Earnings Results 21. YTD 2022 Earnings Results 22. Year-over-Year Earnings Comparison TABLE OF CONTENTS (Slide) Irene M. Prezelj Vice President, IR & Communications prezelji@firstenergycorp.com 330.384.3859 Gina E. Caskey Director, IR & Corporate Responsibility caskeyg@firstenergycorp.com 330.761.4185 Jake M. Mackin Manager, IR mackinj@firstenergycorp.com 330.384.4829 11

Quarterly Summary

	3Q 2023	3Q 2022	Change
GAAP Earnings from Continuing Operations Per Basic Share	**$0.74**	**$0.58**	**$0.16**
Special Items	$0.14	$0.21	$(0.07)
Operating (Non-GAAP) Earnings Per Share	**$0.88**	**$0.79**	**$0.09**

Quarterly Reconciliation

EPS Variance Analysis (in millions, except per share amounts)	Regulated Distribution	Regulated Transmission	Corporate / Other	FirstEnergy Corp. Consolidated
3Q 2022 Earnings (Loss) Attributable to FirstEnergy Corp. from Continuing Operations - GAAP	**$361**	**$27**	**$(54)**	**$334**
3Q 2022 Basic Earnings (Loss) from Continuing Operations Per Share - GAAP (avg. shares outstanding 571M)	**$0.63**	**$0.05**	**$(0.10)**	**$0.58**
Special Items - 2022				
Elimination of intersegment interest on FET proceeds	—	(0.02)	0.02	—
Exit of generation	—	—	0.01	0.01
Investigation and other related costs	—	—	0.03	0.03
Regulatory charges	(0.01)	0.17	—	0.16
State tax legislative changes	—	—	0.01	0.01
Total Special Items - 3Q 2022	(0.01)	0.15	0.07	0.21
3Q 2022 Operating Earnings (Loss) from Continuing Operations Per Share - Non-GAAP	**$0.62**	**$0.20**	**$(0.03)**	**$0.79**
Rates & Investments	0.04	0.02	—	0.06
Customer Demand	(0.04)	—	—	(0.04)
O&M	0.07	—	0.01	0.08
Pension/OPEB	(0.06)	—	—	(0.06)
Financing Plan	(0.04)	—	(0.01)	(0.05)
Income Taxes	—	—	0.15	0.15
Other	(0.01)	—	(0.04)	(0.05)
3Q 2023 Operating Earnings (Loss) from Continuing Operations Per Share - Non-GAAP	**$0.58**	**$0.22**	**$0.08**	**$0.88**
Special Items - 2023				
Enhanced employee retirement and other related costs	(0.07)	—	—	(0.07)
Exit of generation	—	—	(0.01)	(0.01)
FE Forward cost to achieve	(0.01)	—	—	(0.01)
Investigation and other related costs	—	—	(0.03)	(0.03)
Regulatory charges	(0.02)	—	—	(0.02)
Total Special Items - 3Q 2023	(0.10)	—	(0.04)	(0.14)
3Q 2023 Basic Earnings (Loss) from Continuing Operations Per Share - GAAP (avg. shares outstanding 573M)	**$0.48**	**$0.22**	**$0.04**	**$0.74**
3Q 2023 Earnings (Loss) Attributable to FirstEnergy Corp. from Continuing Operations - GAAP	**$275**	**$123**	**$23**	**$421**

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29% in the third quarter of 2023 and 2022.

Note: Refer to slide 3 for information on Non-GAAP Financial Matters.

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Strategic & Financial Highlights - Published October 26, 2023

FirstEnergy

Earnings Drivers: 3Q 2023 vs. 3Q 2022 Regulated Distribution (RD) ▪ Rates & Investments +$0.04: Higher revenues from formula rate investment programs in Ohio, Pennsylvania, New Jersey, and Maryland, as well as lower Ohio rate credits ▪ Customer demand ($0.04): Primarily due to lower weather-related demand ($0.06), partially offset by higher weather-adjusted load (+$0.02) ▪ O&M +$0.07: Primarily due to lower vegetation management spend, including accelerated work in 2022, labor and employee benefits, partially offset by higher non-deferred storm expenses ▪ Pension/OPEB ($0.06): Primarily due to lower investment balances and higher interest costs ▪ Financing Plan ($0.04): Due to increased long-term debt from new issuances as well as higher short-term borrowings and interest rates ▪ Other ($0.01): Primarily due to higher non-program depreciation ▪ Special Items: In 3Q23 and 3Q22, special items totaled $0.10 and ($0.01) per share, respectively Regulated Transmission (RT) ▪ Rates & Investments +$0.02: Primarily due to continued formula rate base growth from the Energizing the Future investment program ▪ Special Items: In 3Q23 and 3Q22, special items totaled $0.00 and $0.15 per share, respectively Corporate / Other (Corp) ▪ O&M +$0.01: Primarily due to lower sponsorships, advertising, and other corporate expenses ▪ Financing Plan ($0.01): Primarily due to the FE Corp. convertible debt issuance in May 2023, partially offset by lower short term borrowings ▪ Income Taxes +$0.15: Higher discrete income tax benefits, primarily from the expected use of certain state NOL carryforwards ▪ Other ($0.04): Primarily due to lower earnings from 33% investment in Signal Peak and lower earnings from a legacy power off-take agreement (OVEC) ▪ Special Items: In 3Q23 and 3Q22, special items totaled $0.04 and $0.07 per share, respectively 2.3% 1.2% —% 1.2% Residential Commercial* Industrial Total Q-o-Q Weather-Adjusted Distribution Deliveries Q-o-Q Actual Distribution Deliveries (3.5)% (1.2)% —% (1.7)% Residential Commercial* Industrial Total *Commercial includes street lighting. Strategic & Financial Highlights - Published October 26, 2023 13

YTD September Summary

	2023	2022	Change
GAAP Earnings from Continuing Operations Per Basic Share	**$1.66**	**$1.42**	**$0.24**
Special Items	$0.28	$0.49	$(0.21)
Operating (Non-GAAP) Earnings Per Share	**$1.94**	**$1.91**	**$0.03**

YTD September Reconciliation

EPS Variance Analysis
(in millions, except per share amounts)

	Regulated Distribution	Regulated Transmission	Corporate / Other	FirstEnergy Corp. Consolidated
2022 Earnings (Loss) Attributable to FirstEnergy Corp. from Continuing Operations - (GAAP)	**$828**	**$275**	**$(294)**	**$809**
2022 Basic Earnings (Loss) from Continuing Operations Per Share - GAAP (avg. shares outstanding 571M)	**$1.45**	**$0.48**	**$(0.51)**	**$1.42**
Special Items - 2022				
Debt-related costs	—	—	0.22	0.22
Elimination of intersegment interest on FET proceeds	—	(0.03)	0.03	—
Exit of generation	—	—	0.02	0.02
FE Forward costs to achieve	0.01	—	—	0.01
Investigation and other related costs	—	—	0.04	0.04
Regulatory charges	—	0.18	—	0.18
State tax legislative changes	—	—	0.01	0.01
Strategic transaction charges	—	—	0.01	0.01
Total Special Items - 2022	0.01	0.15	0.33	0.49
2022 Operating Earnings (Loss) from Continuing Operations Per Share - Non-GAAP	**$1.46**	**$0.63**	**$(0.18)**	**$1.91**
Rates & Investments	0.07	0.08	—	0.15
Customer demand	(0.17)	—	—	(0.17)
O&M	0.18	—	0.03	0.21
Pension/OPEB	(0.19)	—	(0.03)	(0.22)
Financing Plan (including dilution from FET 19.9% interest sale)	(0.08)	(0.05)	0.04	(0.09)
Income Taxes	—	—	0.11	0.11
Other	0.01	—	0.03	0.04
2023 Operating Earnings (Loss) from Continuing Operations Per Share - Non-GAAP	**$1.28**	**$0.66**	**$—**	**$1.94**
Special Items - 2023				
Debt-related costs	—	—	(0.05)	(0.05)
Enhanced employee retirement and other related costs	(0.10)	—	—	(0.10)
Exit of generation	—	—	(0.02)	(0.02)
FE Forward cost to achieve	(0.03)	—	(0.04)	(0.07)
Investigation and other related costs	—	—	(0.07)	(0.07)
Mark-to-market adjustments - Pension/OPEB actuarial assumptions	0.07	—	(0.01)	0.06
Regulatory charges	(0.02)	(0.01)	—	(0.03)
Total Special Items - 2023	(0.08)	(0.01)	(0.19)	(0.28)
2023 Basic Earnings (Loss) from Continuing Operations Per Share - GAAP (avg. shares outstanding 573M)	**$1.20**	**$0.65**	**$(0.19)**	**$1.66**
2023 Earnings (Loss) Attributable to FirstEnergy Corp. from Continuing Operations - (GAAP)	**$688**	**$371**	**$(111)**	**$948**

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29% in 2023 and 2022.

Note: Refer to slide 3 for information on Non-GAAP Financial Matters.

14

Strategic & Financial Highlights - Published October 26, 2023

Earnings Drivers:YTD September 2023 vs. YTD September 2022 Regulated Distribution (RD) ▪ Rates & Investments +$0.07: Higher revenues from formula rate investment programs across all states, as well as lower Ohio rate credits ▪ Customer demand ($0.17): Primarily due to lower weather-related demand ($0.24), partially offset by higher weather-adjusted load (+$0.04) and certain rate adjustments associated with demand (+$0.03) 2.1% —% 0.2% 0.9% Residential Commercial* Industrial Total Y-o-Y Weather-Adjusted Distribution Deliveries Y-o-Y Actual Distribution Deliveries (7.3)% (4.8)% 0.2% (3.9)% Residential Commercial* Industrial Total ▪ O&M +$0.18: Primarily due to lower vegetation management spend, including accelerated work in 2022, labor and employee benefits, bad debt expense, and planned generation outage spend ▪ Pension/OPEB ($0.19): Primarily due to lower investment balances and higher interest costs ▪ Financing Plan ($0.08): Due to higher long-term debt from new issuances as well as higher short-term borrowings and interest rates ▪ Other +$0.01: Primarily due to higher other investment and miscellaneous income, partially offset by higher non-program depreciation ▪ Special Items: In YTD23 and YTD22, special items totaled $0.08 and $0.01 per share, respectively Regulated Transmission (RT) ▪ Rates & Investments +$0.08: Primarily due to continued formula rate base growth from the Energizing the Future investment program ▪ Financing Plan ($0.05): Due to the impact of the FET 19.9% interest sale, which closed on 5/31/2022 ▪ Special Items: In YTD23 and YTD22, special items totaled $0.01 and $0.15 per share, respectively Corporate / Other (Corp) ▪ O&M +$0.03: Primarily due to lower sponsorships, advertising, and other corporate expenses ▪ Pension/OPEB ($0.03): Primarily due to lower investment balances and higher interest costs ▪ Financing Plan +$0.04: Primarily due to lower interest expense from FE Corp. holding company long-term debt redemptions in 2022 and 2023, partially offset by the FE Corp. convertible debt issuance in May 2023 ▪ Income Taxes +$0.11: Higher discrete income tax benefits, primarily from the expected use of certain state NOL carryforwards ▪ Other +$0.03: Primarily due to investment returns from corporate-owned life insurance policies, partially offset by lower earnings from a legacy power off-take agreement (OVEC) ▪ Special Items: In YTD23 and YTD22, special items totaled $0.19 and $0.33 per share, respectively *Commercial includes street lighting. Strategic & Financial Highlights - Published October 26, 2023 15

Special Items Descriptions ▪ Debt-related costs: Primarily reflects costs associated with the redemption and early retirement of debt. ▪ Elimination of intersegment interest on FET proceeds: Intercompany interest expense/income between RT and Corp/Other associated with the proceeds from the FET 19.9% minority interest transaction received on May 31, 2022, has been eliminated for segment reporting purposes as a special item in the third quarter and first nine months of 2022. This is consistent with the methodology used in 4Q 2022 and Full Year 2022 reporting. ▪ Enhanced employee retirement and other related costs: Primarily reflects transition and benefit costs associated with the Company's voluntary retirement program and involuntary separations. ▪ Exit of generation: Primarily reflects charges resulting from the exit of competitive operations. ▪ FE Forward cost to achieve: Primarily reflects the termination charge associated with exiting certain sporting sponsorship agreements and certain advisory and other costs incurred to transform the Company for the future. ▪ Investigation and other related costs: Primarily reflects the litigation settlements and reserves, and legal and advisory expenses related to the government investigations. ▪ Mark-to-market adjustments - Pension/OPEB actuarial assumptions: Reflects the change in fair value of plan assets and net actuarial gains and losses associated with the Company's pension and other post-employment benefit plans. The voluntary $750M contribution to the qualified pension plan triggered a remeasurement during 2Q23. ▪ Regulatory charges: Primarily reflects the impact of regulatory agreements, proceedings, audits, concessions or orders requiring certain commitments, refunds, and/or disallowing the recoverability of costs, net of related credits. ▪ State tax legislative changes: Primarily reflects charges resulting from state tax legislative changes. ▪ Strategic transaction charges: Primarily reflects the net tax charges associated with the FET interest sales. Note: Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating, the Company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring. Strategic & Financial Highlights - Published October 26, 202316

3rd Quarter 2023 (in millions, except for per share amounts) GAAP Special Items Operating (Non-GAAP) RD RT Corp FE RD RT Corp FE RD RT Corp FE (1) Electric sales $ 2,979 $ 508 $ (44) $ 3,443 $ — $ — $ — $ — $ 2,979 $ 508 $ (44) $ 3,443 (2) Other 55 1 (12) 44 — — — — 55 1 (12) 44 (3) Total Revenues 3,034 509 (56) 3,487 — — — — 3,034 509 (56) 3,487 (4) Fuel 166 — — 166 — — — — 166 — — 166 (5) Purchased power 1,149 — 6 1,155 — — — — 1,149 — 6 1,155 (6) Other operating expenses 898 117 (48) 967 (49) (a)(c)(f) — (36) (b)-(d) (85) 849 117 (84) 882 (7) Provision for depreciation 256 93 17 366 (1) (c) — — (1) 255 93 17 365 (8) Deferral of regulatory assets, net (136) (4) — (140) — — — — (136) (4) — (140) (9) General taxes 226 67 14 307 (1) (c) — — (1) 225 67 14 306 (10) Total Operating Expenses 2,559 273 (11) 2,821 (51) — (36) (87) 2,508 273 (47) 2,734 (11) Debt redemption costs — — — — — — — — — — — — (12) Equity method investment earnings — — 43 43 — — — — — — 43 43 (13) Miscellaneous income, net 19 2 3 24 24 (a)(f) — — 24 43 2 3 48 (14) Pension and OPEB mark-to-market adjustment — — — — — — — — — — — — (15) Interest expense (159) (65) (65) (289) — — — — (159) (65) (65) (289) (16) Capitalized financing costs 10 15 1 26 — — — — 10 15 1 26 (17) Total Other Expense (130) (48) (18) (196) 24 — — 24 (106) (48) (18) (172) (18) Income taxes (benefits) 70 45 (86) 29 19 (a)(c)(f) — 9 (b)-(d) 28 89 45 (77) 57 (19) Income attributable to noncontrolling interest — 20 — 20 — — — — — 20 — 20 (20) Earnings Attributable to FirstEnergy Corp. from Continuing Operations $ 275 $ 123 $ 23 $ 421 $ 56 $ — $ 27 $ 83 $ 331 $ 123 $ 50 $ 504 (21) Average Shares Outstanding 573 573 573 (22) Earnings per Share $ 0.48 $ 0.22 $ 0.04 $ 0.74 $ 0.10 $ — $ 0.04 $ 0.14 $ 0.58 $ 0.22 $ 0.08 $ 0.88 Special Items (after-tax impact): (a) Enhanced employee retirement and other related costs $ 39 $ — $ — $ 39 (b) Exit of generation — — 8 8 (c) FE Forward cost to achieve 5 — 3 8 (d) Investigation and other related costs — — 16 16 (f) Regulatory charges 12 — — 12 Impact to Earnings $ 56 $ — $ 27 $ 83 Strategic & Financial Highlights - Published October 26, 202317

3rd Quarter 2022 (in millions, except for per share amounts) GAAP Special Items Operating (Non-GAAP) RD RT Corp FE RD RT Corp FE RD RT Corp FE (1) Electric sales $ 2,972 $ 502 $ (39) $ 3,435 $ — $ 58 (f) $ — $ 58 $ 2,972 $ 560 $ (39) $ 3,493 (2) Other 51 1 (12) 40 — — — — 51 1 (12) 40 (3) Total Revenues 3,023 503 (51) 3,475 — 58 — 58 3,023 561 (51) 3,533 (4) Fuel 209 — — 209 — — — — 209 — — 209 (5) Purchased power 1,105 — 4 1,109 — — — — 1,105 — 4 1,109 (6) Other operating expenses 848 315 (52) 1,111 (9) (d)(f) (92) (f) (24) (c)(e) (125) 839 223 (76) 986 (7) Provision for depreciation 242 72 18 332 — — — — 242 72 18 332 (8) Deferral of regulatory assets, net (85) (1) — (86) 14 (f) — — 14 (71) (1) — (72) (9) General taxes 219 64 12 295 — — — — 219 64 12 295 (10) Total Operating Expenses 2,538 450 (18) 2,970 5 (92) (24) (111) 2,543 358 (42) 2,859 (11) Debt redemption costs — — 1 1 — — (1) (a) (1) — — — — (12) Equity method investment earnings — — 57 57 — — — — — — 57 57 (13) Miscellaneous income, net 90 17 4 111 — (10) (f) 1 (f) (9) 90 7 5 102 (14) Interest expense (132) (41) (75) (248) — (15) (b) 15 (b) — (132) (56) (60) (248) (15) Capitalized financing costs 10 13 — 23 — — — — 10 13 — 23 (16) Total Other Expense (32) (11) (13) (56) — (25) 15 (10) (32) (36) 2 (66) (17) Income taxes (benefits) 92 5 8 105 — (d)(f)(g) 34 (b)(f)(g) 5 (a)-(c)(e)-(g) 39 92 39 13 144 (18) Income attributable to noncontrolling interest — 10 — 10 — 5 (f) — 5 — 15 — 15 (19) Earnings (Loss) Attributable to FirstEnergy Corp. from Continuing Operations $ 361 $ 27 $ (54) $ 334 $ (5) $ 86 $ 34 $ 115 $ 356 $ 113 $ (20) $ 449 (20) Average Shares Outstanding 571 571 571 (21) Earnings (Loss) per Share $ 0.63 $ 0.05 $ (0.10) $ 0.58 $ (0.01) $ 0.15 $ 0.07 $ 0.21 $ 0.62 $ 0.20 $ (0.03) $ 0.79 Special Items (after-tax impact): (a) Debt-related costs $ — $ — $ (1) $ (1) (b) Elimination of intersegment interest on FET proceeds — (12) 12 — (c) Exit of generation — — 8 8 (d) FE Forward cost to achieve 3 — — 3 (e) Investigation and other related costs — — 10 10 (f) Regulatory charges (6) 96 1 91 (g) State tax legislative changes (2) 2 4 4 Impact to Earnings $ (5) $ 86 $ 34 $ 115 Strategic & Financial Highlights - Published October 26, 202318

3rd Quarter 2023 vs 3rd Quarter 2022

	(in millions, except for per share amounts)	GAAP				Special Items				Operating (Non-GAAP)			
		RD	RT	Corp	FE	RD	RT	Corp	FE	RD	RT	Corp	FE
(1)	Electric sales	$ 7	$ 6	$ (5)	$ 8	$ —	$ (58)	$ —	$ (58)				
(2)	Other	4	—	—	4	—	—	—	—				
(3)	Total Revenues	11	6	(5)	12	—	(58)	—	(58)	11	(52)	(5)	(46)
(4)	Fuel	(43)	—	—	(43)	—	—	—	—				
(5)	Purchased power	44	—	2	46	—	—	—	—				
(6)	Other operating expenses	50	(198)	4	(144)	(40)	92	(12)	40				
(7)	Provision for depreciation	14	21	(1)	34	(1)	—	—	(1)				
(8)	Deferral of regulatory assets, net	(51)	(3)	—	(54)	(14)	—	—	(14)				
(9)	General taxes	7	3	2	12	(1)	—	—	(1)				
(10)	Total Operating Expenses	21	(177)	7	(149)	(56)	92	(12)	24	(35)	(85)	(5)	(125)
(11)	Debt redemption costs	—	—	(1)	(1)	—	—	1	1				
(12)	Equity method investment earnings	—	—	(14)	(14)	—	—	—	—				
(13)	Miscellaneous income, net	(71)	(15)	(1)	(87)	24	10	(1)	33				
(14)	Pension and OPEB mark-to-market adjustment	—	—	—	—	—	—	—	—				
(15)	Interest expense	(27)	(24)	10	(41)	—	15	(15)	—				
(16)	Capitalized financing costs	—	2	1	3	—	—	—	—				
(17)	Total Other Expense	(98)	(37)	(5)	(140)	24	25	(15)	34	(74)	(12)	(20)	(106)
(18)	Income taxes (benefits)	(22)	40	(94)	(76)	19	(34)	4	(11)				
(19)	Income attributable to noncontrolling interest	—	10	—	10	—	(5)	—	(5)				
(20)	Earnings (Loss) Attributable to FirstEnergy Corp. from Continuing Operations	$ (86)	$ 96	$ 77	$ 87	$ 61	$ (86)	$ (7)	$ (32)	$ (25)	$ 10	$ 70	$ 55
(21)	Average Shares Outstanding		2				2				2		
(22)	Earnings (Loss) per Share	$ (0.15)	$ 0.17	$ 0.14	$ 0.16	$ 0.11	$ (0.15)	$ (0.03)	$ (0.07)	$ (0.04)	$ 0.02	$ 0.11	$ 0.09

19

Strategic & Financial Highlights - Published October 26, 2023

FirstEnergy

YTD September 2023 (in millions, except for per share amounts) GAAP Special Items Operating (Non-GAAP) RD RT Corp FE RD RT Corp FE RD RT Corp FE (1) Electric sales $ 8,233 $ 1,486 $ (130) $ 9,589 $ — $ 7 (g) $ — $ 7 $ 8,233 $ 1,493 $ (130) $ 9,596 (2) Other 169 4 (38) 135 — — — — 169 4 (38) 135 (3) Total Revenues 8,402 1,490 (168) 9,724 — 7 — 7 8,402 1,497 (168) 9,731 (4) Fuel 439 — — 439 — — — — 439 — — 439 (5) Purchased power 3,158 — 15 3,173 — — — — 3,158 — 15 3,173 (6) Other operating expenses 2,507 328 (137) 2,698 (83) (b)(d)(g) (2) (g) (101) (b)-(e) (186) 2,424 326 (238) 2,512 (7) Provision for depreciation 762 272 54 1,088 (4) (d) — — (4) 758 272 54 1,084 (8) Deferral of regulatory assets, net (249) (4) — (253) — — — — (249) (4) — (253) (9) General taxes 646 199 36 881 (1) — — (1) 645 199 36 880 (10) Total Operating Expenses 7,263 795 (32) 8,026 (88) (2) (101) (191) 7,175 793 (133) 7,835 (11) Debt redemption costs — — (36) (36) — — 36 (a) 36 — — — — (12) Equity method investment earnings — — 134 134 — — — — — — 134 134 (13) Miscellaneous income, net 89 4 9 102 30 (b) — — 30 119 4 9 132 (14) Pension and OPEB mark-to-market adjustment 57 7 (5) 59 (57) (f) — 5 (f) (52) — 7 — 7 (15) Interest expense (456) (185) (187) (828) — — — — (456) (185) (187) (828) (16) Capitalized financing costs 29 38 2 69 — — — — 29 38 2 69 (17) Total Other Expense (281) (136) (83) (500) (27) — 41 14 (308) (136) (42) (486) (18) Income taxes (benefits) 170 131 (108) 193 15 (b)(d)(f)(g) 2 (g) 30 (a)-(f)(h) 47 185 133 (78) 240 (19) Income attributable to noncontrolling interest — 57 — 57 — — — — — 57 — 57 (20) Earnings (Loss) Attributable to FirstEnergy Corp. from Continuing Operations $ 688 $ 371 $ (111) $ 948 $ 46 $ 7 $ 112 $ 165 $ 734 $ 378 $ 1 $ 1,113 (21) Average Shares Outstanding 573 573 573 (22) Earnings (Loss) per Share $ 1.20 $ 0.65 $ (0.19) $ 1.66 $ 0.08 $ 0.01 $ 0.19 $ 0.28 $ 1.28 $ 0.66 $ — $ 1.94 Special Items (after-tax impact): (a) Debt-Related costs $ — $ — $ 29 $ 29 (b) Enhanced employee retirement and other related costs 59 — 1 60 (c) Exit of generation — — 8 8 (d) FE Forward cost to achieve 15 — 27 42 (e) Investigation and other related costs — — 42 42 (f) Mark-to-market adjustments - Pension/OPEB actuarial assumptions (42) — 4 (38) (g) Regulatory charges 14 7 — 21 (h) State tax legislative changes — — 1 1 Impact to Earnings $ 46 $ 7 $ 112 $ 165 Strategic & Financial Highlights - Published October 26, 202320

YTD September 2022 (in millions, except for per share amounts) GAAP Special Items Operating (Non-GAAP) RD RT Corp FE RD RT Corp FE RD RT Corp FE (1) Electric sales $ 7,878 $ 1,393 $ (115) $ 9,156 $ — $ 61 (f) $ — $ 61 $ 7,878 $ 1,454 $ (115) $ 9,217 (2) Other 160 4 (38) 126 — — — — 160 4 (38) 126 (3) Total Revenues 8,038 1,397 (153) 9,282 — 61 — 61 8,038 1,458 (153) 9,343 (4) Fuel 539 — — 539 — — — — 539 — — 539 (5) Purchased power 2,772 — 14 2,786 — — — — 2,772 — 14 2,786 (6) Other operating expenses 2,496 496 (165) 2,827 (15) (f)(d) (92) (f) (50) (c)-(e) (157) 2,481 404 (215) 2,670 (7) Provision for depreciation 719 245 56 1,020 — — — — 719 245 56 1,020 (8) Amortization (deferral) of regulatory assets, net (250) (2) — (252) 6 (f) — — 6 (244) (2) — (246) (9) General taxes 626 191 34 851 — — — — 626 191 34 851 (10) Total Operating Expenses 6,902 930 (61) 7,771 (9) (92) (50) (151) 6,893 838 (111) 7,620 (11) Debt redemption costs — — (155) (155) — — 155 (a) 155 — — — — (12) Equity method investment earnings — — 134 134 — — — — — — 134 134 (13) Miscellaneous income, net 269 30 1 300 — (10) (f) 1 (f) (9) 269 20 2 291 (14) Interest expense (389) (155) (244) (788) — (18) (b) 25 (a)(b) 7 (389) (173) (219) (781) (15) Capitalized financing costs 25 33 1 59 — — — — 25 33 1 59 (16) Total Other Expense (95) (92) (263) (450) — (28) 181 153 (95) (120) (82) (297) (17) Income taxes (benefits) 213 85 (61) 237 4 (d)(f)(h) 34 (b)(f)(h) 40 (a)-(h) 78 217 119 (21) 315 (18) Income attributable to noncontrolling interest — 15 — 15 — 5 — 5 — 20 — 20 (19) Earnings (Loss) Attributable to FirstEnergy Corp. from Continuing Operations $ 828 $ 275 $ (294) $ 809 $ 5 $ 86 $ 191 $ 282 $ 833 $ 361 $ (103) $ 1,091 (20) Average Shares Outstanding 571 571 571 (21) Earnings (Loss) per Share $ 1.45 $ 0.48 $ (0.51) $ 1.42 $ 0.01 $ 0.15 $ 0.33 $ 0.49 $ 1.46 $ 0.63 $ (0.18) $ 1.91 Special Items (after-tax impact): (a) Debt-Related costs $ — $ — $ 128 $ 128 (b) Elimination of intersegment interest on FET proceeds — (14) 14 — (c) Exit of generation — — 11 11 (d) FE Forward cost to achieve 8 — 1 9 (e) Investigation and other related costs — — 26 26 (f) Regulatory charges (1) 98 1 98 (g) Strategic transaction charges — — 6 6 (h) State tax legislative changes (2) 2 4 4 Impact to Earnings $ 5 $ 86 $ 191 $ 282 Strategic & Financial Highlights - Published October 26, 202321

YTD September 2023 vs YTD September 2022

	(in millions, except for per share amounts)	GAAP				Special Items				Operating (Non-GAAP)			
		RD	RT	Corp	FE	RD	RT	Corp	FE	RD	RT	Corp	FE
(1)	Electric sales	$ 355	$ 93	$ (15)	$ 433	$ —	$ (54)	$ —	$ (54)				
(2)	Other	9	—	—	9	—	—	—	—				
(3)	Total Revenues	364	93	(15)	442	—	(54)	—	(54)	364	39	(15)	388
(4)	Fuel	(100)	—	—	(100)	—	—	—	—				
(5)	Purchased power	386	—	1	387	—	—	—	—				
(6)	Other operating expenses	11	(168)	28	(129)	(68)	90	(51)	(29)				
(7)	Provision for depreciation	43	27	(2)	68	(4)	—	—	(4)				
(8)	Amortization (deferral) of regulatory assets, net	1	(2)	—	(1)	(6)	—	—	(6)				
(9)	General taxes	20	8	2	30	(1)	—	—	(1)				
(10)	Total Operating Expenses	361	(135)	29	255	(79)	90	(51)	(40)	282	(45)	(22)	215
(11)	Debt redemption costs	—	—	119	119	—	—	(119)	(119)				
(12)	Equity method investment earnings	—	—	—	—	—	—	—	—				
(13)	Miscellaneous income, net	(180)	(26)	8	(198)	30	10	(1)	39				
(13)	Pension and OPEB mark-to-market adjustment	57	7	(5)	59	(57)	—	5	(52)				
(14)	Interest expense	(67)	(30)	57	(40)	—	18	(25)	(7)				
(15)	Capitalized financing costs	4	5	1	10	—	—	—	—				
(16)	Total Other Expense	(186)	(44)	180	(50)	(27)	28	(140)	(139)	(213)	(16)	40	(189)
(17)	Income taxes (benefits)	(43)	46	(47)	(44)	11	(32)	(10)	(31)				
(18)	Income attributable to noncontrolling interest	—	42	—	42	—	(5)	—	(5)				
(19)	Earnings (Loss) Attributable to FirstEnergy Corp. from Continuing Operations	$ (140)	$ 96	$ 183	$ 139	$ 41	$ (79)	$ (79)	$ (117)	$ (99)	$ 17	$ 104	$ 22
(20)	Average Shares Outstanding		2				2				2		
(21)	Earnings (Loss) per Share	$ (0.25)	$ 0.17	$ 0.32	$ 0.24	$ 0.07	$ (0.14)	$ (0.14)	$ (0.21)	$ (0.18)	$ 0.03	$ 0.18	$ 0.03

22

Strategic & Financial Highlights - Published October 26, 2023

FirstEnergy

Quarterly Support

TABLE OF CONTENTS

(Slide)

Strategic & Regulatory

24. 2023 Regulatory Calendar
25. RD Segment- State ROEs
26. JCP&L Base Rate Case
27. Maryland Base Rate Case
28. Ohio ESP V Filing
29. WV Base Rate Case
30. PA Consolidation

Quarterly Support

31. TTM Actual Sales by Class
32. TTM Weather-Adjusted Sales
33. TTM Weather Impacts
34. Credit Ratings Summary
35. Credit Profile

See **YE22 Investor FactBook** for details on the 2021-2025 Financial Plan

Financial Guidance section includes information on earnings guidance, investment plans, rate base growth, load forecast, and credit profile

Other sections include:

- FirstEnergy Overview
- Corporate Responsibility/EESG
- Regulated Transmission
- Regulated Distribution

23 Strategic & Financial Highlights - Published October 26, 2023

FirstEnergy

2023 Regulatory Calendar

Select Proceedings

Jurisdiction	Regulatory Matter	Key Dates
Ohio	• OH Grid Mod II • Electric Security Plan (ESP V) • HB6 Related Investigations	• Application filed 7/15/22; Intervenor testimony filed on 10/20/23; PUCO Staff testimony due 11/3/23; Hearing to begin 12/11/23 • Filed on 4/5/23; Intervenor testimony filed on 10/23/23; PUCO Staff testimony due 10/30/23; Hearing to begin 11/7/23 • On 8/23/23, PUCO granted another 6-month stay in HB6 related proceedings
Pennsylvania	• Legal Entity Consolidation • Approval of FET 30% Interest Sale	• Filed on 3/6/23; Received ALJ recommendation for PAPUC to approve settlement on 10/19/23 • Filed on 5/5/23; Received direct testimony on 8/28/23; Served rebuttal on 9/28/23; Surrebuttal served 10/16/23; Hearing to begin 11/1/23
New Jersey	• Management Audit • Distribution Base Rate Case Filing • Infrastructure Investment Program • Energy Efficiency Triennial Plan Filing	• Final report released on 4/12/23; Comments filed on 7/31/23 • Filed on 3/16/23; Procedural suspended on 10/17/23 and parties engaged in settlement discussions • Plan to file in 4Q 2023 • Filing required by December 1, 2023
West Virginia	• Annual ENEC Filing (2023) • Solar Generation Projects Proceeding • Depreciation Rate Filing • Base Rate Case (Dx+Tx+Gx) Filing	• Order issued 8/30/23 closing the matter regarding the possible purchase of Pleasants; new ENEC case filed 8/31/23 requesting a $167.5M increase effective 1/1/24 with $75.6M deferred with 4% carrying charges for collection beginning 1/1/25 • Order issued 8/23/23 to approve the construction of 30 MW of utility-scale solar • Filed on 1/13/23; Settlement filed 8/22/23 for a $33M annual increase in depreciation; Depreciation rates effective upon conclusion of base rate case • Filed on 5/31/23; 10-month procedural schedule; Hearings scheduled to begin 1/24/24
Maryland	• Commission Investigation into Ohio-Related Activities • Distribution Base Rate Case Filing • Buy out contract with AES's Warrior Run	• Commission issued order on 5/5/23 indicating no basis exists for continued investigation; Rehearing request denied 6/23/23; OPC appealed to Circuit Court on 7/13/23 • PSC Order issued 10/18/23, new rates effective 10/19/23 • Received approval from the Commission on 6/21/23
Virginia	• Approval of FET 30% Interest Sale	• Filed on 5/12/23; Received approval on 6/20/23
FERC	• WPP, MP, and PE Tx Formula Rate Settlement Discussions • PA Legal Entity Consolidation • Approval of FET 30% Interest Sale	• Received FERC approval of uncontested settlement on 5/4/23 • Received FERC approval on 8/14/23 • Received FERC approval on 8/14/23

24

Strategic & Financial Highlights - Published October 26, 2023

FirstEnergy

RD Segment – State ROEs

TTM 9/30/23


10%
5%
0%
6.2%
9.0%
As updated in pending rate case
4.1%
As filed in pending rate case
7.7%
As updated in pending rate case
4.0%
OH
PA
NJ (2)
WV (2)
MD(2)

	OH	PA	NJ[2]	WV[2]	MD[2]
Rate base at 9/30/23	$4.2B	$6.5B	$3.1B	$3.2B	$0.7B
Equity/Total Capitalization[1]	49%	49%	52%	49%	54%
ROE EPS Sensitivity +/- 1%	~$0.04	~$0.05	~$0.03	~$0.03	~$0.01
Approved/Filed Test Year	Feb. 2008 (TTM)	Dec. 2017 (Projected)	June 2023 (TTM)	Dec. 2022 (TTM)	Dec. 2022 (TTM)

Key Regulatory Adjustments

All States	OH	PA	NJ	WV	MD
• Actual revenue, not weather normalized • Income taxes calculated using statutory rates or consistent with practice used in base rate case filings	• Excludes subsidiary company earnings (PP) • Rider DCR revenue equal to the allowed revenue cap • Includes pension/OPEB service costs only; excludes amortization of actuarial losses and other non-service credits	• Pension based on 10-year historical cash contributions (consistent with certain other utilities in PA) • OPEB based on current year service costs	• Includes total pension expense (credit) including use of delayed recognition method[3] for pension/OPEB actuarial losses (i.e., MTM adjustments) • Consolidated Tax Adjustment to rate base, based on Commission's practice	• Separation study uses various allocation methods to separate PE into WV, MD, and VA • Includes total pension expense (credit) including use of delayed recognition method[3] for pension/OPEB actuarial losses (i.e., MTM adjustments) • Excludes impact of AGC (Bath) and the securitized Ft. Martin scrubbers	• Separation study uses various allocation methods to separate PE into WV, MD, and VA • Includes total pension expense (credit) including use of delayed recognition method[3] for pension/OPEB actuarial losses (i.e., MTM adjustments)

(1) Calculated using allowed capital structure for OH, actual for PA, WV & MD, and actual for NJ (adjusted for Goodwill) – consistent methodology as the last base rate case and/or quarterly earnings reports, as applicable
(2) ROE and rate base represent the filed position by the Company in its pending rate case. WV includes generation and transmission
(3) Consistent with amortization of actuarial gains and losses

25 Strategic & Financial Highlights - Published October 26, 2023 FirstEnergy

JCP&L Base Rate Case Filing Filed 3/16/23; Updated 6/2/23 (Docket Number: ER23030144) Key Statistics Proposed Current Distribution Rate Base $3.0B $2.6B Return on Equity 10.4% 9.6% Cap Structure (Debt / Equity) 48% / 52% 49% / 51% Test Year (12 months ended) June 2023 June 2020 Net Revenue Increase: $185M $144 $155 $206 $186 $187 JCP&L Current JCP&L Proposed ACE PSEG RECO Commitment to Affordability 25% < peer avg Key Components ■ Recovery of storm costs balance of $310M over ~5 years ($59M per year), representing an incremental $30M request ■ Expand vegetation management programs recovered in base rates from $31M to $43M ■ Recovery of AMI (through December 2023) and EV (through June 2023) programs costs ■ Proposal to implement a Pension/OPEB Normalization Mechanism (PON) to establish a regulatory asset/liability for differences between actual and test year pension/OPEB expenses (using the delayed recognition method) ■ Two new customer assistance initiatives (senior citizens discount program, energy assistance outreach team) ■ Confirm company’s plan to file for an Infrastructure Investment Program (IIP) Filing Summary Proposed rate adjustment supports investments that strengthen the energy grid, enhance the customer experience and fund new low-income and senior citizen customer assistance programs, while keeping rates affordable for customers Avg. residential monthly usage (1,000 kwh) Rates Effective March 1, 2023 state avg $181 peer avg $193 Represents an 8% avg residential increase and a 7% overall average increase in JCP&L’s rates As published on the Regulatory Corner section of our IR website i i i t i ti t . . t it . . t t ( t / it ) / / t ( t ) t I : 92 Strategic & Financial Highlights - Published October 26, 202326

MD Base Rate Case Summary

Filed 3/22/23; Updated 5/16/23; Order issued 10/18/23 (Case No. 9695)



Key Statistics	Approved	Prior
Distribution Rate Base	$682M	$462M
Return on Equity	9.5%	9.65%
Cap Structure (Debt / Equity)	47% / 53%	47% / 53%
Test Year (12 months ended)	Dec. 2022	June 2018
Revenue Increase:	$28M	

Commitment to Affordability


PE (Prior)
PE (Approved)
BGE
Delmarva
PEPCO
$134
$138
$177
$199
$218
peer avg $198
state avg $183

Approved rates remain 30% < peer avg

Avg. residential monthly usage (1,000 kwh)
Rates Effective October 2023

Represents a 4% residential increase and a 3% overall increase in PE's rates

Summary

Rate adjustment supports recent reliability investments, ongoing tree trimming, and inspections of lines, poles and substations, while keeping rates affordable for customers

Key Decision Elements

- Revenue increase of $28M supports an increase in rate base of $220M since the prior base rate case
- Recovery of COVID and EV balances
- Denial of proposals for second phase of Electric Distribution Investment Surcharge (EDIS) program, a storm deferral and Pension/OPEB Normalization Mechanism (PON)
- PSC will consider low-income proposals in a future proceeding involving all Maryland utilities
- Order requires an independent audit on Service Company charges to PE
- Rates effective October 19, 2023

27

Strategic & Financial Highlights - Published October 26, 2023

FirstEnergy

Ohio Electric Security Plan (ESP) V Regulatory Filing Filed 4/5/23 (Case Record: 23-0301-EL-SSO) Strategic & Financial Highlights - Published October 26, 202328 As published on the Regulatory Corner section of our IR website Background • Utilities are required to file applications to establish either an ESP or a Market Rate Offer to provide customers default generation service, also known as a Standard Service Offer • ESPs may include provisions regarding distribution infrastructure, grid modernization, economic development and job retention initiatives, and energy efficiency programs • FE’s Ohio utilities currently operate under ESP IV, which includes riders that provide the opportunity to recover the costs of capital investments through Rider DCR and Rider AMI (grid modernization investments) Filing Summary • Focus on reliability, affordability, and stewardship • Propose to maintain an 8-year term; request approval to be effective June 1, 2024 • Propose to maintain existing auction process with a few changes designed to enhance customer affordability and mitigate risk for SSO suppliers • Initial estimated bill impacts of 2.1% and average annual bill impact of 0.5% (for a residential customer using 1,000 kWh) Key Proposals Investments Operational Customer • Continue Rider DCR and propose an increase to aggregate annual revenues caps of $15M to $21M (from $15M currently) to align with historical levels and expected investment plans − Increase in caps tied to reliability performance • Continue Rider AMI for recovery of approved grid modernization programs (Grid Mod I) − Grid Mod II proposal, filed July 2022, will be reviewed separately from ESP V • Any investments rolled into base rates at the next Base Rate Case will be removed from the riders • Continue existing riders including those related to purchased power, transmission, and uncollectibles • New storm rider to recover balance over 5 years (current balance at filing ~$126M) and defer and recover/return storm O&M below/above current baseline going forward • New vegetation management rider to recover incremental O&M costs above baseline (currently $30M) and include an enhanced program to accelerate removal of off-Right Of Way trees and brush • New 4-year utility-offered energy efficiency programs (~$72M per year) with amortized cost recovery • Stewardship commitments not to be recovered from customers (~$52M over 8 years): − Low-income bill payment assistance and a low-income senior citizen discount − Support for EV customer experience (residential, commercial, and fleets)

WV Regulatory Filing

Filed 5/31/23 (Case No: 23-0460-E-42T)



Key Statistics		
	Proposed	**Current**
Rate Base	$3.2B[(1)]	$2.5B[(1)]
Return on Equity	10.85%	Settled
Cap Structure (Debt / Equity)	51% / 49%	54% / 46%
Test Year	2022	2013

Revenue Increase: $207M

Commitment to Affordability



MP & PE Current
MP & PE Proposed
AEP (AP)
AEP (WP)
$162
$162
$138
$120
peer avg $162
state avg $141
26% < peer avg
Avg. residential monthly usage (1,000 kwh)
Rates Effective June 1, 2023

Represents a 15% residential rate increase and a 13% overall increase in MP and PE's rates

(1) Includes Distribution, Generation, and Transmission

Filing Summary

Proposed rate adjustment supports distribution and generation investments, addresses depreciation rates for generation assets and provides for additional funding for a new low-income assistance program, while keeping rates affordable for customers

Key Components

- Support investments to improve reliability in rural areas with an Infrastructure Investment Program surcharge ($90M over 3 years)
- Pursue a $76M increase in depreciation expense to match recently filed depreciation case that reflects retirement dates of 2035 and 2040 for Ft. Martin and Harrison, respectively; Settlement filed 8/22/23 for a $33M annual increase in depreciation with new depreciation rates effective upon conclusion of base rate case
- Implement a Pension/OPEB Normalization Mechanism (PON) to establish a regulatory asset/liability for differences between actual 2018-2022 average expense and test year pension/OPEB expenses (using the delayed recognition method)
- Seek cost recovery of regulatory assets for retired generation assets, storms, and COVID-19
- Support a new low-income initiative - an energy assistance outreach team that helps connect low-income customers with sources of support
- Filed for rates to be effective March 2024 (10-month statutory timeline)

As published on the Regulatory Corner section of our IR website

29 Strategic & Financial Highlights - Published October 26, 2023

FirstEnergy

PA Legal Entity Consolidation Summary

Settlement Filed 8/30/23

Overview

- **FE's 4 PA subsidiaries Met-Ed (ME), Penelec (PN), Penn Power (PP), and West Penn Power (WPP) filed a settlement agreement to merge into FirstEnergy Pennsylvania Electric Company (FE PA), a single consolidated operating company**
  - PAPUC approval requested by December 2023
  - Settlement includes $650,000 of bill assistance for income-eligible customers over 5 years, supports unification of rates over time, and includes a tracking mechanism to share certain cost savings with customers
    - 5 bps on new long term debt issuances or refinancings and operational and administrative efficiencies associated with consolidation to be flowed back to customers in future rate proceedings through 2028
- **FE PA will be a distribution-only utility serving 2M+ customers**
  - ME and PN sell their non-controlling interests in MAIT to FE Corp and merge with and into FE PA
  - WPP transfers select Transmission assets to KATCo and merges with and into FE PA
  - PP, formerly a wholly owned subsidiary of Ohio Edison, merges with and into FE PA
- **FERC approval granted August 14, 2023**
- **Received ALJ recommendation for Pennsylvania PUC to approve PA Legal Entity Consolidation settlement agreement (10/19/23)**

Key Considerations

- **Consistent with FE's transition to the 5-state operating model**
- **Results in regulatory, financing, and administrative efficiencies**
- **Expected lower financing costs through larger, more liquid new debt offerings**
- **Targeting an FE PA issuer rating of A3 at Moody's**
  - Outstanding debt of ~$3.8B will be refinanced at respective maturity dates
    - Secured debt (PP, WPP) will have priority over unsecured debt (ME, PN)
  - All new debt will be issued at FE PA

PA Consolidation provides regulatory, financing, and administrative efficiencies and simplifies FE's legal entity structure



FirstEnergy
(Post-PA Consolidation)
Standalone Transmission
OH
PA
NJ
WV & MD
KATCo
FET, LLC
ATSI
TrAILCo
MAIT
CEI
TE
OE
FE PA HoldCo
FE PA
JCP&L
MP
AGC
PE
Impacted subs in Bold
Non-controlling member interests of MAIT (previously owned by ME and PN)
Transmission
Distribution
Transmission & Distribution

Not an all-encompassing legal entity view; FE has subsidiaries that are not shown

30

Strategic & Financial Highlights - Published October 26, 2023

Actual Sales by Class Percent change vs. prior year 31 3.1% -8.4% -10.8% -3.5% -4.9% 0.6% -7.1% -6.4% -1.2% -3.5% 1.7% -0.5% 1.3% 0.0% 0.6% 2.0% -5.3% -4.9% -1.7% -2.5% 4Q22 1Q23 2Q23 3Q23 TTM Residential Commercial Industrial Total Commercial includes street lighting Numbers may not add due to rounding Strategic & Financial Highlights - Published October 26, 2023 (MWh in thousands) 4Q21 4Q22 1Q22 1Q23 2Q22 2Q23 3Q22 3Q23 TTM 3Q22 TTM 3Q23 Residential 12,735 13,135 15,213 13,941 12,146 10,835 15,500 14,955 55,594 52,866 Commercial 8,594 8,649 9,291 8,632 8,715 8,161 9,662 9,541 36,263 34,983 Industrial 13,368 13,601 13,583 13,511 13,711 13,885 14,274 14,275 54,937 55,272 Total 34,697 35,385 38,087 36,084 34,573 32,881 39,436 38,771 146,793 143,121

Actual Weather-Adjusted Sales by Class Percent change vs. prior year Strategic & Financial Highlights - Published October 26, 202332 -0.4% 5.4% -2.4% 2.3% 1.5% -1.6% 1.5% -3.1% 1.2% -0.4% 1.7% -0.5% 1.3% 0.0% 0.6% 0.1% 2.3% -1.1% 1.2% 0.7% Residential Commercial Industrial Total 4Q22 1Q23 2Q23 3Q23 TTM Commercial includes street lighting Numbers may not add due to rounding (MWh in thousands) 4Q21 4Q22 1Q22 1Q23 2Q22 2Q23 3Q22 3Q23 TTM 3Q22 TTM 3Q23 Residential 13,220 13,170 15,170 15,982 11,796 11,511 14,945 15,293 55,130 55,956 Commercial 8,753 8,617 9,265 9,403 8,627 8,362 9,514 9,629 36,159 36,011 Industrial 13,368 13,601 13,583 13,511 13,711 13,885 14,274 14,275 54,937 55,272 Total 35,341 35,388 38,018 38,896 34,134 33,758 38,733 39,197 146,226 147,239

Weather Impacts Strategic & Financial Highlights - Published October 26, 2023 0 100 200 300 400 500 1,400 1,150 900 650 400 150 Jul-22 Aug-22 Sep-22 Oct-22 Nov-22 Dec-22 Jan-23 Feb-23 Mar-23 Apr-23 May-23 Jun-23 Jul-23 Aug-23 Sep-23 HDD CDD HDD Norm CDD Norm 33 Total EPS Impact 3Q YTD Weather vs. Normal: -$0.02 Weather vs. Normal: -$0.18 (1) Weather vs. 3Q22: -$0.06(2) Weather vs. YTD22: -$0.24 (1) (1) Includes -$0.02 of weather-related impact from Regulated Generation (2) Includes -$0.01 of weather-related impact from Regulated Generation Days % Days % Days % Days % Days % Days % HDD vs Normal (15) -18% (7) -11% 4 20% 18 29% 6 16% (4) -7% HDD vs 3Q22 (19) -23% (25) -30% (11) -30% 14 22% (11) -20% (15) -22% CDD vs Normal (127) -21% (17) -3% 48 5% (82) -13% 55 7% (44) -6% CDD vs 3Q22 (218) -31% (61) -9% (118) -10% (161) -23% 22 3% (129) -17% Total 3Q23 OH PA NJ WV MD 3Q23

Credit Ratings

As of 10/23/23

	Issuer/Corporate Family			Senior Secured			Senior Unsecured			Outlook/Watch		
	S&P	Moody's	Fitch	S&P	Moody's	Fitch	S&P	Moody's	Fitch	S&P	Moody's	Fitch
FirstEnergy Corp.(*)	BBB-	Ba1	BBB-				BB+	Ba1	BBB-	P	P	S
Allegheny Generating Co.	BB+	Baa2	BBB							P	S	S
American Transmission Systems Inc.	BBB	A3	BBB				BBB	A3	BBB+	P	S	S
Cleveland Electric Illuminating	BBB	Baa3	BBB	A-	Baa1	A-	BBB	Baa3	BBB+	P	S	S
FirstEnergy Transmission(*)	BBB-	Baa2	BBB-				BB+	Baa2	BBB-	P	S	S
Jersey Central Power & Light	BBB	A3	BBB				BBB	A3	BBB+	P	S	S
Metropolitan Edison	BBB	A3	BBB				BBB	A3	BBB+	P	S	S
Mid-Atlantic Interstate Transmission	BBB	A3	BBB				BBB	A3	BBB+	P	S	S
Monongahela Power	BBB	Baa2	BBB	A-	A3	A-	BBB	Baa2		S	S	S
Ohio Edison	BBB	A3	BBB	A-	A1	A-	BBB	A3	BBB+	P	S	S
Pennsylvania Electric	BBB	Baa1	BBB				BBB	Baa1	BBB+	P	S	S
Pennsylvania Power	BBB	A3	BBB	A-	A1					P	S	S
Potomac Edison	BBB	Baa2	BBB	A-	A3	A-				S	S	S
Toledo Edison	BBB	Baa2	BBB	A-	A3	A-				P	S	S
Trans-Allegheny Interstate Line Co.	BBB	A3	BBB				BBB	A3	BBB+	P	S	S
West Penn Power	BBB	A3	BBB	A-	A1	A-				P	S	S

(*) = holding company
Shaded cells reflect non-investment grade ratings

S = Stable
P = Positive
N = Negative

Ratings are not recommendations to buy, sell, or hold securities. Ratings are subject to change or withdrawal at any time by the credit rating agencies.

Most Recent Ratings Actions

- **On February 10, 2023, S&P changed the outlook of FE and most subsidiaries to Positive**
- **On September 13, 2022, Moody's issued one-notch downgrades for CEI and TE and changed their outlook to Stable**
- **On July 22, 2022, Fitch issued one-notch upgrades on FE, FET, and all subsidiaries.**
  - All companies are now investment grade with a Stable outlook

34 Strategic & Financial Highlights - Published October 26, 2023 FirstEnergy

Credit Profile

As of 10/23/23

Focused on Investment-Grade ratings

- FFO/Debt target of ~14%-15%
- Remain focused on lowering FE Corp. Holdco debt as a percentage of total Balance Sheet debt
- Long-term aspiration to be a BBB company

S&P Global Ratings	BB+, Positive Outlook 12% FFO/Debt upgrade threshold[1]
Moody's	Ba1, Positive Outlook 11% CFO pre-WC/Debt upgrade threshold[2]
Fitch	BBB-, Stable Outlook 5.5x FFO Leverage upgrade threshold

(Senior Unsecured)

Strong Liquidity

- Available Liquidity: $5.3B, includes ~$106M of cash and cash equivalents
- $5.65B Revolving credit facilities; committed through Oct. 2027



TOTAL: $5.65B
KATCo, $150
WV & MD, $400
NJ, $500
OH, $800
Tx Op Co's, $850
PA, $950
FE Corp, $1,000
FET LLC, $1,000

Key Updates

- Extended maturity date by one year to Oct. 2027
- Increased total capacity to $5.65B (from $4.5B)
- Added two new facilities ($1B FET, LLC & $150M KATCo)

Utilities & Transmission Companies: 65% debt-to-capitalization ratio

FE Corp: 2.5x interest coverage ratio

FET, LLC: 75% debt-to-capitalization ratio

All Utilities and Transmission Companies are **Investment-Grade** at all 3 Rating Agencies

(1) S&P could raise the ratings on FE over the next 12-24 months if: Upon close of the FET minority stake sale the company uses proceeds in a credit supportive manner, such that FFO to debt is consistently above 12% or FE meets its obligations under its DPA. (10/4/23 Credit Opinion)

(2) Moody's rating upgrade could be considered if FirstEnergy's financial profile strengthens, including cash flow from operations before changes in working capital (CFO pre-WC) to debt above 11%, on a sustained basis and its improved business risk profile is maintained. In addition, the regulatory environments in all of its jurisdictions remain stable and the company demonstrates more of a track record of sound corporate governance and internal controls, a rating upgrade could be possible. (11/10/22 Credit Opinion)

35 Strategic & Financial Highlights - Published October 26, 2023

FirstEnergy